Exhibit 99.1

FOR IMMEDIATE RELEASE	Approved by:	Olga L. Conley
Chief Financial Officer
(617) 376-4300
www.jjill.com

	Investor Relations:	Chad Jacobs
Integrated Corporate Relations
(203) 222-9013

THE J. JILL GROUP REPORTS FIRST QUARTER RESULTS

Quincy, MA, April 28, 2005 – The J. Jill Group, Inc. (Nasdaq: JILL) today reported financial results for the first quarter ended March 26, 2005.  Net sales for the first quarter decreased by 1.6% to $98.4 million from $99.9 million reported in the prior year.  The company generated an operating loss for the quarter totaling $4.8 million compared to operating income of $3.9 million last year.  The company posted a net loss for the quarter of $2.7 million or $0.13 per diluted share versus net income of $2.2 million or $0.11 per diluted share in the first quarter of the previous year.

Regarding first quarter sales productivity, retail segment net sales per weighted average square foot decreased by 4.9% while direct segment net sales per 1,000 square inches circulated increased by 4.2% as compared to last year.  The increase in direct segment productivity was far lower than anticipated, given the nearly 20% year-over-year decrease in circulation.  Comparable store sales for stores open at least one full fiscal year decreased by 6.0% for the first quarter of 2005 as compared to the first quarter of 2004.

Gordon R. Cooke, President and Chief Executive Officer, commented, “The first quarter of fiscal 2005 was a disappointing quarter for J. Jill.  Our early spring merchandise assortments and marketing campaigns did not resonate well with our customers and, as a result, productivity levels in both channels were below our expectations.  While we are not pleased with our first quarter results, it is important to remember that we are still in the midst of a difficult merchandising transition.  That being said, our business did show some signs of improvement beginning in early March when we delivered our third spring collection– a creative, artistic and well-differentiated assortment that we believe better represented the essence of the J. Jill brand.  However, more current business trends are somewhat less encouraging causing us to remain very cautious about our outlook, particularly as we transition into the fall season.”

“Approximately two years ago we determined that we needed to broaden our customer base and the appeal of our product.  It had become apparent that although our customers were still attracted to the aesthetics of the J. Jill brand, their fashion preferences were changing.  They were looking for a more trend-relevant and flattering offering and our oversized look had become somewhat outdated and unappealing.  Throughout 2004 we made significant investments in merchandising and product development in order to create the infrastructure necessary to respond to our customers’ changing preferences.  Although our spring collections have been disappointing thus far, we feel that we are headed in the right direction and we will continue to enhance the merchandise by listening and responding to our customers,” continued Mr. Cooke.

With respect to the second quarter, the company is currently targeting $113.0 to $116.0 million in net sales and net income that approximates breakeven.  These sales and earnings targets are not guarantees of actual performance.  Historically, J. Jill’s actual performance has deviated, often

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materially, from its targets.  These targets also do not include the potential of any business risks, opportunities or developments that may occur after April 28, 2005.  J. Jill does not expect to report on its financial performance or to comment on it to analysts or investors, until after the quarter has been released.

“Looking forward, within our retail segment we are on track to open 40 stores this year while we closely monitor our direct segment’s performance.  We currently plan to continue our circulation strategy of mailing only to breakeven or above, even if the end result is a downsizing of this portion of our business.  Our single biggest challenge going forward is increasing our retail sales productivity per square foot in order to attain the operating margin that we feel we need to deliver.  We believe that by opening smaller, more productive stores, maximizing the marketing opportunities afforded by our multi-channel customer database and, most importantly, continuing to improve and broaden the appeal of our merchandise, we are taking steps that will help us deliver this improved sales performance,” concluded Mr. Cooke.

On a final note, during the first quarter of fiscal 2005 the company changed its segment reporting as a result of changes in the way management views the business.  Inventory control costs, previously included in “Other”, have been reclassified to the retail and direct segments.  Additionally, certain order fulfillment costs previously recorded in the direct segment have been reclassified to inventory distribution costs and allocated to the retail segment.  Furthermore, as previously disclosed, the company has restated certain prior period financial information to correct its historical accounting for operating leases.  Please refer to the attached schedules that provide the historical reclassified and restated condensed consolidated financial statements for all four quarters of fiscal 2004.

The J. Jill Group’s conference call to discuss its first quarter earnings will be broadcast live today at 4:30 p.m. Eastern Time at www.jjillgroup.com, and will be archived online within one hour of the completion of the conference call.

The J. Jill Group is a multi-channel specialty retailer of women’s apparel, including accessories and footwear.  The company currently markets its products through retail stores, catalogs and its website jjill.com.  J. Jill is designed to appeal to active, affluent women age 35 and older.

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations regarding future events and speak only as of the date hereof.  Our actual results, performance or achievements may differ significantly from the results, performance or achievements discussed in or implied by the forward-looking statements.  Factors that could cause such a difference include material changes in J. Jill’s business or prospects, in consumer spending, fashion trends or consumer preferences, or in general, political, economic, business or capital market conditions and other risks and uncertainties, including, but not limited to, the following: our ability to respond to changes in customer demands and fashion trends in a timely manner which could affect both total sales and the mix of sales between full price and liquidation merchandise; the success of our product development and merchandising initiatives; our ability to effectively build brand awareness; our ability to successfully redefine our direct segment business strategy; the success of our retail segment growth strategy; changes in competition in the apparel industry; the customary risks of purchasing merchandise abroad, including longer lead times, higher initial purchase commitments and timeliness of receipts of inventory; the possible adverse effect of a determination by us or our registered independent accounting firm that we have a material weakness in our internal controls over financial reporting; changes in, or failure to comply with, federal and state tax and other government regulations; the imposition of international or domestic sanctions, embargoes or quota restrictions with respect to imported merchandise from China; our ability to respond to interruptions or delays in the delivery of products or services provided by our vendors and service providers; our ability to attract and retain qualified personnel; possible future increases in expense and labor and employee benefit costs; business abilities and judgment of management; our ability to respond to a major failure of our information systems; and other factors that are detailed from time to time in J. Jill’s SEC reports, including its Annual Report on Form 10-K for the fiscal year ended December 25, 2004.  J. Jill disclaims any intent or obligation to update any forward-looking statements.

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THE J. JILL GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	Mar. 26,	Mar. 27,
In thousands, except per share data, unaudited	2005	2004
		(Restated)

Net sales	$98,369	$99,929
Cost of products and merchandising	69,642	64,847
Gross margin	28,727	35,082
Selling, general and administrative expenses	33,518	31,148
Operating income (loss)	(4,791)	3,934
Interest expense, net	50	142
Income tax (benefit) provision	(2,133)	1,555
Net income (loss)	$(2,708)	$2,237

Income (loss) per share:
Basic	$(0.13)	$0.11
Diluted	$(0.13)	$0.11

Weighted average shares outstanding:
Basic	20,145	19,823
Diluted	20,145	20,286

THE J. JILL GROUP, INC.

NET SALES SUMMARY

	Three Months Ended
	Mar. 26,	Mar. 27,
In thousands, unaudited	2005	2004

Retail	$56,586	$50,223

Catalog	19,335	29,615
Internet	21,490	19,140
Direct total	40,825	48,755

Other	958	951
Net sales	$98,369	$99,929

THE J. JILL GROUP, INC.

OPERATING INCOME RECONCILIATION

	Three Months Ended
	Mar. 26,	Mar. 27,
In thousands, unaudited	2005	2004
		(Restated)

Retail segment contribution (deficit)	$(2,115)	$2,446
Direct segment contribution	9,938	12,761
Other	(4,623)	(4,127)
General and administrative expenses	(7,991)	(7,146)
Operating income (loss)	$(4,791)	$3,934

THE J. JILL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	Mar. 26,	Mar. 27,	Dec. 25,
In thousands, unaudited	2005	2004	2004
	(Restated)
Assets:
Cash and cash equivalents	$17,059	$62,281	$31,966
Marketable securities	29,451	—	34,062
Accounts receivable, net	11,277	10,601	18,579
Inventory	53,027	34,746	36,212
Prepaid catalog expenses	5,865	5,465	3,894
Deferred income taxes	10,199	6,989	9,761
Other current assets	10,663	7,365	9,109
Total current assets	137,541	127,447	143,583
Property and equipment, net	133,062	124,422	133,972
Other non-current assets	5,929	4,574	5,141
Total assets	$276,532	$256,443	$282,696

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$48,504	$42,846	$52,175
Current portion of long-term debt	1,830	1,731	1,805
Total current liabilities	50,334	44,577	53,980
Long-term debt, less current portion	9,962	11,792	10,431
Deferred credits from landlords and other	48,195	40,850	47,387
Deferred income taxes	6,329	3,070	6,841
Total liabilities	114,820	100,289	118,639
Capital stock	113,111	111,186	112,709
Accumulated other comprehensive loss	(128)	—	(89)
Retained earnings	48,729	44,968	51,437
Total liabilities and stockholders’ equity	$276,532	$256,443	$282,696

THE J. JILL GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	Mar. 26,	Mar. 27,
In thousands, unaudited	2005	2004
		(Restated)
Cash flows (used in) provided by operating activities:
Net income (loss)	$(2,708)	$2,237
Depreciation and amortization	5,274	4,411
Deferred income taxes	(880)	397
Loss (gain) on trust assets	132	(19)
Loss on disposal of property and equipment	262	—
Changes in assets and liabilities	(16,187)	(858)
Net cash (used in) provided by operating activities	(14,107)	6,168

Cash flows used in investing activities:
Additions to property and equipment	(4,011)	(3,970)
Purchases of marketable securities	(1,013)	—
Proceeds from sales or maturities of marketable securities	5,425	—
Investment in trust assets	(975)	(724)
Increase in cash held in escrow	(184)	(190)
Net cash used in investing activities	(758)	(4,884)

Cash flows (used in) provided by financing activities:
Proceeds from stock transactions	402	2,129
Payments of debt borrowings	(444)	(419)
Net cash (used in) provided by financing activities	(42)	1,710

Net (decrease) increase in cash and cash equivalents	(14,907)	2,994

Cash and cash equivalents at:
Beginning of period	31,966	59,287
End of period	$17,059	$62,281

THE J. JILL GROUP, INC.

RESTATED HISTORICAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	Mar. 27,	June 26,	Sep. 25,	Dec. 25,	Fiscal
In thousands, except per share data, unaudited	2004	2004	2004	2004	2004
	(Restated)	(Restated)	(Restated)

Net sales	$99,929	$120,561	$94,933	$119,444	$434,867
Cost of products and merchandising	64,847	73,413	64,830	75,320	278,410
Gross margin	35,082	47,148	30,103	44,124	156,457
Selling, general and administrative expenses	31,148	35,799	34,529	39,645	141,121
Operating income	3,934	11,349	(4,426)	4,479	15,336
Interest expense, net	142	96	97	(1)	334
Income tax provision (benefit)	1,555	4,724	(1,863)	1,880	6,296
Net income (loss)	$2,237	$6,529	$(2,660)	$2,600	$8,706

Income (loss) per share:
Basic	$0.11	$0.33	$(0.13)	$0.13	$0.43
Diluted	$0.11	$0.32	$(0.13)	$0.13	$0.42

Weighted average shares outstanding:
Basic	19,823	20,044	20,103	20,107	20,019
Diluted	20,286	20,705	20,103	20,551	20,546

THE J. JILL GROUP, INC.

RESTATED HISTORICAL OPERATING INCOME RECONCILIATION

	Three Months Ended
	Mar. 27,	June 26,	Sep. 25,	Dec. 25,	Fiscal
In thousands, unaudited	2004	2004	2004	2004	2004
	(Restated)	(Restated)	(Restated)

Retail segment contribution (deficit)	$2,446	$9,287	$(440)	$8,443	$19,736
Direct segment contribution	12,761	14,849	7,981	8,468	44,059
Other	(4,127)	(4,368)	(3,882)	(3,663)	(16,040)
General and administrative expenses	(7,146)	(8,419)	(8,085)	(8,769)	(32,419)
Operating income (loss)	$3,934	$11,349	$(4,426)	$4,479	$15,336

THE J. JILL GROUP, INC.

RESTATED CONDENSED CONSOLIDATED BALANCE SHEETS

	Mar. 27,	June 26,	Sep. 25,	Dec. 25,
In thousands, unaudited	2004	2004	2004	2004
	(Restated)	(Restated)	(Restated)

Cash and cash equivalents	$62,281	$81,986	$51,085	$31,966
Marketable securities	—	—	13,306	34,062
Accounts receivable, net	10,601	16,359	11,410	18,579
Inventory	34,746	27,034	37,627	36,212
Prepaid catalog expenses	5,465	4,049	4,637	3,894
Deferred income taxes	6,989	6,878	6,753	9,761
Other current assets	7,365	7,781	11,743	9,109
Total current assets	127,447	144,087	136,561	143,583
Property and equipment, net	124,422	126,145	131,145	133,972
Other non-current assets	4,574	4,665	4,761	5,141
Total assets	$256,443	$274,897	$272,467	$282,696

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$42,846	$51,518	$49,999	$52,175
Current portion of long-term debt	1,731	1,755	1,780	1,805
Total current liabilities	44,577	53,273	51,779	53,980
Long-term debt, less current portion	11,792	11,345	10,892	10,431
Deferred credits from landlords and other	40,850	42,595	44,162	47,387
Deferred income taxes	3,070	3,600	4,234	6,841
Total liabilities	100,289	110,813	111,067	118,639
Capital stock	111,186	112,587	112,588	112,709
Accumulated other comprehensive loss	—	—	(25)	(89)
Retained earnings	44,968	51,497	48,837	51,437
Total liabilities and stockholders’ equity	$256,443	$274,897	$272,467	$282,696

THE J. JILL GROUP, INC.

RESTATED HISTORICAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands, unaudited	Three Months Ended Mar. 27, 2004	Six Months Ended June 26, 2004	Nine Months Ended Sep. 25, 2004	Twelve Months Ended Dec. 25, 2004
	(Restated)	(Restated)	(Restated)
Cash flows provided by operating activities:
Net income	$2,237	$8,766	$6,106	$8,706
Depreciation and amortization	4,411	8,915	13,575	18,663
Deferred income taxes	397	1,038	1,797	1,396
(Gain) loss on trust assets	(19)	(53)	11	(388)
Loss on disposal of property and equipment	—	—	—	388
Changes in assets and liabilities	(858)	12,746	114	6,696
Net cash provided by operating activities	6,168	31,412	21,603	35,461

Cash flows used in investing activities:
Additions to property and equipment	(3,970)	(9,745)	(17,007)	(28,784)
Purchases of marketable securities	—	—	(13,343)	(34,246)
Investment in trust assets	(724)	(816)	(997)	(1,099)
Increase in cash held in escrow	(190)	(390)	(268)	(89)
Net cash used in investing activities	(4,884)	(10,951)	(31,615)	(64,218)

Cash flows provided by financing activities:
Proceeds from stock transactions	2,129	3,080	3,080	3,142
Payments of debt borrowings	(419)	(842)	(1,270)	(1,706)
Net cash provided by financing activities	1,710	2,238	1,810	1,436

Net increase (decrease) in cash and cash equivalents	2,994	22,699	(8,202)	(27,321)

Cash and cash equivalents at:
Beginning of period	59,287	59,287	59,287	59,287
End of period	$62,281	$81,986	$51,085	$31,966